Exhibit 10.1

Global ePoint, Inc.

Shares of Series A Convertible Preferred Stock and Common Stock Warrants

SUBSCRIPTION AGREEMENT

August 5, 2004

Mercator Advisory Group LLC

Mercator Momentum Fund, LP

Mercator Momentum Fund III, LP

Monarch Pointe Fund, Ltd.

555 South Flower Street, Suite 4500

Los Angeles, California 90071

Ladies and Gentlemen:

Global ePoint, Inc., a Nevada corporation (the “Company”), hereby confirms its agreement with Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, and Monarch Pointe Fund, Ltd. (collectively, the “Purchasers”) and Mercator Advisory Group, LLC (“MAG”), as set forth below.

1. The Securities. Subject to the terms and conditions herein contained, the Company shall issue and sell to the Purchasers an aggregate of: (a) Fifty-Five Thousand (55,000) shares of its Series A Convertible Preferred Stock (the “Series A Stock”), which shall be convertible into shares (the “Conversion Shares”) of the Company’s Common Stock (the “Common Stock”) in accordance with the formula set forth in the Certificate of Designation further described below, and (b) Three Hundred Thirty Thousand (330,000) warrants, substantially in the form attached hereto at Exhibit A (the “Warrants”), to acquire up to Three Hundred Thirty Thousand (330,000) shares of Common Stock (the “Warrant Shares”). The rights, preferences and privileges of the Series A Stock are as set forth in the Certificate of Designation of Series A Preferred Stock as filed with the Secretary of State of the State of Nevada (the “Certificate of Designation”) in the form attached hereto as Exhibit B. The number of Conversion Shares and Warrant Shares that any Purchaser may acquire at any time are subject to limitation in the Certificate of Designation and in the Warrants, respectively, so that the aggregate number of shares of Common Stock of which such Purchaser and all persons affiliated with such Purchaser have beneficial ownership (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) does not at any time exceed 9.99% of the Company’s then outstanding Common Stock.

The Series A Stock and the Warrants are sometimes herein collectively referred to as the “Securities.” This Agreement and the Certificate of Designation are sometimes herein collectively referred to as the “Transaction Documents.”

The Securities will be offered and sold to the Purchasers without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, the “Securities Act”), in reliance on exemptions therefrom.

In connection with the sale of the Securities, the Company has made available (including electronically via the SEC’s EDGAR system) to Purchasers its periodic and current reports, forms, schedules, proxy statements and other documents (including exhibits and all other information incorporated by reference) filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Those reports, forms, schedules, statements, documents, filings and amendments that have been filed after March 30, 2004 are collectively referred to as the “Disclosure Documents.” All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Disclosure Documents (or other references of like import) shall be deemed to mean and include all such financial statements and schedules, documents, exhibits and other information which is incorporated by reference in the Disclosure Documents.

2. Representations and Warranties of the Company. Except as set forth in the Disclosure Documents, the Company represents and warrants to and agrees with Purchasers and MAG as follows:

(a) The Disclosure Documents did not at the time of filing contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Disclosure Documents and the documents incorporated or deemed to be incorporated by reference therein, at the time they were filed with the SEC, complied at the time of filing, in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may be, as applicable.

(b) Schedule A attached hereto sets forth a complete list of the subsidiaries of the Company (the “Subsidiaries”). Each of the Company and its Subsidiaries has been duly incorporated and each of the Company and the Subsidiaries is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Disclosure Documents and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other), properties, prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”); as of the Closing Date (prior to giving effect to the issuance of the Series A Stock and Warrants contemplated hereby), the Company will have the authorized, issued and outstanding capitalization set forth in on Schedule B attached hereto (the “Company Capitalization”); except as set forth in the Disclosure Documents or on Schedule A, the Company does not have any subsidiaries or own directly or indirectly any of the capital stock or other equity or long-term debt securities of or have any equity interest in any other person; all of the outstanding shares of capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; except as set forth in the Disclosure Documents, all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company; except as set forth in the Disclosure Documents, no options, warrants or other rights to purchase from the Company or any Subsidiary, agreements or other obligations of the Company or any Subsidiary to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any Subsidiary are outstanding; and except as set forth in the Disclosure Documents or on Schedule C, there is no agreement, understanding or arrangement among the Company or any Subsidiary and each of their respective stockholders or any other person relating to the ownership or disposition of any capital stock of the Company or any Subsidiary or the election of directors of the Company or any Subsidiary or the governance of the Company’s or any Subsidiary’s affairs, and, if any, such agreements, understandings and arrangements will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by, the Transaction Documents.

(c) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents. Each of the Transaction Documents has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or (B) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity).

(d) The Series A Stock and the Warrants have been duly authorized and, when issued upon payment thereof in accordance with this Agreement, will have been validly issued, fully paid and non-assessable. The Conversion Shares have been duly authorized and validly reserved for issuance, and when issued upon conversion of the Series A Stock in accordance with the terms of the Certificate of Designation, will have been validly issued, fully paid and non-assessable. The Warrant Shares have been duly authorized and validly reserved for issuance, and when issued upon exercise of the Warrants in accordance with the terms thereof, will have been validly issued, fully paid and non-assessable. The Common Stock of the Company conforms to the description thereof contained in the Disclosure Documents. The stockholders of the Company have no preemptive or similar rights with respect to the Common Stock.

(e) No consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the performance of the Transaction Documents by the Company or for the consummation by the Company of any of the transactions contemplated thereby, or the application of the proceeds of the issuance of the Securities as described in this Agreement, except for such consents, approvals, authorizations, licenses, qualifications, exemptions or orders (i) as have been obtained on or prior to the Closing Date, (ii) as are not required to be obtained on or prior to the Closing Date that will be obtained when required, or (iii) the failure to obtain which would not, individually or in the aggregate, have a Material Adverse Effect.

(f) Except as set forth on Schedule D, none of the Company or the Subsidiaries is (i) in material violation of its articles of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, which breach or violation would, individually or in the aggregate, have a Material Adverse Effect, or (iii) except as described in the Disclosure Documents, in default (nor has any event occurred which with notice or passage of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which default would, individually or in the aggregate, have a Material Adverse Effect.

(g) The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby and the fulfillment of the terms thereof will not (a) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which any of the Company or the Subsidiaries is a party or to which any of their respective properties or assets are subject, (ii) the Articles of Incorporation or bylaws of any of the Company or the Subsidiaries (or similar organizational document) or (iii) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or the Subsidiaries or any of their respective properties or assets or (b) result in the imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of the Subsidiaries; which violation, conflict, breach, default or lien would, individually or in the aggregate, have a Material Adverse Effect.

(h) The audited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations, cash flows and changes in shareholders’ equity of the entities, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; the interim un-audited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations and cash flows of the entities, at the dates and for the periods to which they relate subject to year-end audit adjustments and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with the audited consolidated financial statements included therein; the selected financial and statistical data included in the Disclosure Documents present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein; and each of the auditors previously engaged by the Company or to be engaged in the future by the Company is an independent certified public accountant as required by the Securities Act for an offering registered thereunder.

(i) Except as described in the Disclosure Documents, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which any of the Company or the Subsidiaries is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Company or any such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the application of the proceeds therefrom or the other transactions described in the Disclosure Documents.

(j) The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how that are necessary to conduct their businesses as described in the Disclosure Documents. None of the Company or the Subsidiaries has received any written notice of infringement of (or knows of any such infringement of) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

(k) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Disclosure Documents (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Disclosure Documents and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(l) Subsequent to the respective dates as of which information is given in the Disclosure Documents and except as described therein, (i) the Company and the Subsidiaries have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business or (ii) the Company and the Subsidiaries have not purchased any of their respective outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on any of their respective capital stock or otherwise (other than, with respect to any of such Subsidiaries, the purchase of capital stock by the Company), (iii) there has not been any material increase in the long-term indebtedness of the Company or any of the Subsidiaries, (iv) there has not occurred any event or condition, individually or in the aggregate, that has a Material Adverse Effect, and (v) the Company and the Subsidiaries have not sustained any material loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding.

(m) There are no material legal or governmental proceedings nor are there any material contracts or other documents required by the Securities Act to be described in a prospectus that are not described in the Disclosure Documents. Except as described in the Disclosure Documents, none of the Company or the Subsidiaries is in default under any of the contracts described in the Disclosure Documents, has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except for such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

(n) Each of the Company and the Subsidiaries has good and marketable title to all real property described in the Disclosure Documents as being owned by it, except, in each case, as described in the Disclosure Documents or such as would not, individually or in the aggregate, have a Material Adverse Effect. All material leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or any such Subsidiary, are, to the knowledge of the Company, valid and enforceable against the other party or parties thereto and are in full force and effect.

(o) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles, there is no tax deficiency that has been asserted against the Company or any Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect.

(p) None of the Company or the Subsidiaries is, or immediately after the Closing Date will be, required to register as an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(q) None of the Company or the Subsidiaries has or, to the knowledge of the Company has any of such entities’ directors, officers, employees, agents or controlling persons, taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result in the stabilization or manipulation of the price of the Common Stock.

(r) None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) directly, or through any agent, engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or engaged in any other conduct that would cause such offering to be constitute a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the representations and warranties of the Purchasers in Section 5 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Securities Act.

(s) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

(t) Each of the Company and the Subsidiaries carries general liability insurance coverage comparable to other companies of its size and similar business.

(u) Each of the Company and the Subsidiaries maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, and (C) access to its material assets is permitted only in accordance with management’s authorization.

(v) Except for a due diligence fee of $275,000 payable to MAG (the “Due Diligence Fee”) and a broker fee of $275,000 payable to Ascendiant Securities, LLC, the Company does not know of any claims for payment, either in the nature of a finder’s fee or financial advisory fee, with respect to the offering of the Securities and the transactions contemplated by the Transaction Documents.

(w) The Common Stock is traded on the NASDAQ Small Cap Market (the “NASDAQ Small Cap”). Except as described in the Disclosure Documents, the Company currently is not in violation of, and the consummation of the transactions contemplated by the Transaction Documents will not violate, any rule of the National Association of Securities Dealers.

(x) The Company is eligible to use SB-2 for the resale of the Conversion Shares and the Warrant Shares by Purchasers or their permitted transferees and the Warrant Shares by Purchasers, MAG or their permitted transferees. The Company has no reason to believe that it is not capable of satisfying the registration or qualification requirements (or an exemption therefrom) necessary to permit the resale of the Conversion Shares and the Warrant Shares under the securities or “blue sky” laws of any jurisdiction within the United States.

(y) The Company shall not file a registration statement with the SEC to register shares issuable upon conversion of the indebtedness or Prophecy warrants disclosed on Schedule B, Paragraph 5 hereto until such time as all of the Series A Stock has been converted into Common Stock and all of the Warrants have been exercised.

3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchasers, and Purchasers agree to purchase from the Company, 55,000 shares of Series A Stock at $100.00 per share in the amounts shown on the signature page hereto. In connection with the purchase and sale of Series A Stock, for no additional consideration, the Purchasers and MAG will receive Warrants to purchase up to an aggregate of Three Hundred Thirty Thousand (330,000) shares of Common Stock, subject to adjustment as set forth in the Warrants in the respective amounts shown on the signature page hereto.

The closing of the transactions described herein (the “Closing”) shall take place at a time and on a date (the “Closing Date”) to be specified by the parties, which will be no later than 5:00 p.m. (Pacific time) on August 5, 2004. On the Closing Date, the Company shall deliver (a) certificates in definitive form for the Series A Stock that the Purchasers have agreed to purchase, as well as the Warrants, in the names and amounts set forth on the signature page hereto, (b) the Due Diligence Fee of $275,000, payable by wire transfer of immediately available funds to an account of MAG previously designated by it in writing, (c) the broker fee of $275,000 as set forth in Paragraph 2(v) by wire transfer of immediately available funds to an account of Ascendiant Securities, LLC previously designated by it in writing, (d) the Subscription Agreement, Certificate of Designation and Registration Rights Agreement, each duly executed on behalf of the Company, and (e) and Opinion of Counsel in the form attached hereto as Exhibit C. On the Closing Date, Purchasers shall deliver (i) the Purchase Price by wire transfer of immediately available funds to an account previously designated in writing, and (ii) the Subscription Agreement and Registration Rights Agreement, each duly executed on behalf of the Purchasers and MAG. The Closing will will occur when all documents and instruments necessary or appropriate to effect the transactions contemplated herein are exchanged by the parties and all actions taken at the Closing will be deemed to be taken simultaneously.

4. Certain Covenants of the Company. The Company covenants and agrees with each Purchaser as follows:

(a) None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(b) The Company will not become, at any time prior to the expiration of three years after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under the Investment Company Act.

(c) None of the proceeds of the Series A Stock will be used to reduce or retire any insider note or convertible debt held by an officer or director of the Company, provided; however, that nothing herein shall be deemed to prohibit or restrict the Company from paying trade accounts payable owing to Prophecy Technology, LLC, d/b/a the Maxus Group, the outstanding balance of which was $2,981,243.70 as of July 31, 2004.

(d) Subject to Section 8 of this Agreement, the Conversion Shares and the Warrant Shares will be eligible for trading on the NASDAQ Small Cap or such market on which the Company’s shares are subsequently listed or traded, immediately following the date of effectiveness of the Registration Statement referred to in Section 7.

(e) The Company will use best efforts to do and perform all things required to be done and performed by it under this Agreement and the other Transaction Documents and to satisfy all conditions precedent on its part to the obligations of the Purchasers to purchase and accept delivery of the Securities.

(f) If the Company desires to accept a bona-fide third party offer to purchase equity or convertible debt securities of the Company (excluding debt instruments executed in connection with commercial bank loans or lines of credit) at any time between the

Closing Date and the date of effectiveness of the Registration Statement, then the Company shall provide the Purchasers with written notice of such third party offer and, for a period of ten (10) days after the Purchasers’ receipt of such notice the Purchasers shall have a right of first refusal, exercisable by providing written notice to the Company, to purchase all of such securities on the same terms and conditions set forth in the Company’s notice.

5. Representations and Warranties of the Purchasers and MAG.

(a) Each Purchaser and MAG represents and warrants to the Company that the Securities to be acquired by it hereunder (including the Conversion Shares and the Warrant Shares that it may acquire upon conversion or exercise thereof, as the case may be) are being acquired for its own account for investment and with no intention of distributing or reselling such Securities (including the Conversion Shares and the Warrant Shares that it may acquire upon conversion or exercise thereof, as the case may be) or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State. Nothing in this Agreement, however, shall prejudice or otherwise limit a Purchaser’s right to sell or otherwise dispose of all or any part of such Conversion Shares or Warrant Shares under an effective registration statement in compliance with Section 5 under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration. By executing this Agreement, each Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person or entity, and is not otherwise acting as part of a group within the meaning of Section 13(d)(3) of the Exchange Act, to sell, transfer or grant participation to any person or entity with respect to any of the Securities.

(b) Each Purchaser and MAG understands that the Securities (including the Conversion Shares and the Warrant Shares that it may acquire upon conversion or exercise thereof, as the case may be) have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (a) pursuant to an exemption from registration under the Securities Act (and, if requested by the Company, based upon an opinion of counsel acceptable to the Company) or pursuant to an effective registration statement in compliance with Section 5 under the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

Each Purchaser and MAG agrees to the imprinting, so long as appropriate, of the following legend on the Securities (including the Conversion Shares and the Warrant Shares that it may acquire upon conversion or exercise thereof, as the case may be):

The shares of stock evidenced by this certificate have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered, sold, pledged or otherwise transferred (“transferred”) in the absence of such registration or an applicable exemption therefrom. In the absence of such registration, such shares may not be transferred unless, if the Company requests, the Company has received a written opinion from counsel in form and substance satisfactory to the Company stating that such transfer is being made in compliance with all applicable federal and state securities laws.

The legend set forth above may be removed if and when the Conversion Shares or the Warrant Shares, as the case may be, are disposed of pursuant to an effective registration statement in compliance with Section 5 under the Securities Act or in the opinion of counsel to the Company experienced in the area of United States Federal securities laws such legends are no longer required under applicable requirements of the Securities Act. The Series A Stock, the Warrants, the Conversion Shares and the Warrant Shares shall also bear any other legends required by applicable Federal or state securities laws, which legends may be removed when in the opinion of counsel to the Company experienced in the applicable securities laws, the same are no longer required under the applicable requirements of such securities laws. The Company agrees that it will provide each Purchaser, upon request, with a substitute certificate, not bearing such legend at such time as such legend is no longer applicable. Each Purchaser agrees that, in connection with any transfer of the Conversion Shares or the Warrant Shares by it pursuant to an effective registration statement in compliance with Section 5 under the Securities Act, such Purchaser will comply with all prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of the Series A Stock, the Warrants, the Conversion Shares or the Warrant Shares.

(c) Each Purchaser and MAG is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act. Neither Purchaser nor MAG learned of the opportunity to acquire Securities or any other security issuable by the Company through any form of general advertising or public solicitation.

(d) Each Purchaser and MAG represents and warrants to the Company that it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, having been represented by counsel, and has so evaluated the merits and risks of such investment and is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

(e) Each Purchaser and MAG represents and warrants to the Company that (i) the purchase of the Securities to be purchased by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; (ii) the purchase of the Securities to be purchased by it does not conflict with or violate its charter, by-laws or any law, regulation or court order applicable to it; and (iii) the purchase of the Securities to be purchased by it does not impose any penalty or other onerous condition on the Purchaser under or pursuant to any applicable law or governmental regulation.

(f) Each Purchaser and MAG represents and warrants to the Company that neither it nor any of its directors, officers, employees, agents, partners, members, or controlling persons has taken, directly or indirectly, any actions designed, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock.

(g) Each Purchaser and MAG acknowledges it or its representatives have reviewed the Disclosure Documents and further acknowledges that it or its representatives have been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Securities; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the Disclosure Documents.

(h) Each Purchaser and MAG represents and warrants to the Company that it has based its investment decision solely upon the information contained in the Disclosure Documents and such other information as may have been provided to it or its representatives by the Company in response to their inquiries, and has not based its investment decision on any research or other report regarding the Company prepared by any third party (“Third Party Reports”). Each Purchaser understands and acknowledges that (i) the Company does not endorse any Third Party Reports and (ii) its actual results may differ materially from those projected in any Third Party Report.

(i) Each Purchaser and MAG understands and acknowledges that (i) any forward-looking information included in the Disclosure Documents supplied to Purchaser by the Company or its management is subject to risks and uncertainties, including those risks and uncertainties set forth in the Disclosure Documents; and (ii) the Company’s actual results may differ materially from those projected by the Company or its management in such forward-looking information.

(j) Each Purchaser and MAG understands and acknowledges that (i) the Securities are offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company and its counsel will rely upon, the accuracy and truthfulness of the foregoing representations and Purchaser hereby consents to such reliance.

6. Covenants of Purchasers Not to Short Stock. Purchasers, on behalf of themselves and their affiliates, hereby covenant and agree not to, directly or indirectly, offer to “short sell”, contract to “short sell” or otherwise “short sell” the securities of the Company, including, without limitation, shares of Common Stock that will be received as a result of the conversion of the Series A Stock or the exercise of the Warrants.

7. Registration. Within 30 days after the Closing Date, the Company shall prepare and file with the SEC a Registration Statement (the “Registration Statement”) covering the resale of the maximum number of Conversion Shares issuable upon conversion of the Series A Stock and the Warrant Shares (collectively, the “Registrable Securities”), as set forth in the Registration Rights Agreement attached hereto as Exhibit D. Company shall use its best efforts to have the Registration Statement declared effective by the SEC within 70 days after filing.

8. Event of Default. If an Event of Default (as defined below) occurs and remains uncured for a period of 5 days, the Purchasers and MAG shall have the right to exercise any or all of the rights given to the Purchasers and MAG relating to the Securities, as further described in the Certificate of Designation. In addition, the Conversion Price shall be reduced to ninety percent (90%) of the Conversion Price then in effect, subject to the Floor Price, as those terms are defined in the Certificate of Designation.

The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

An “Event of Default” shall include the commencement by the Company of a voluntary case or proceeding under the bankruptcy laws or the Company’s failure to: (i) discharge or stay a bankruptcy proceeding within 60 days of such action being taken against the Company, (ii) file the Registration Statement with the SEC within 30 days after the Closing Date, (iii) have the Registration Statement declared effective by the SEC within 120 days after the date of filing of the Registration Statement; (iv) maintain trading of the Company’s Common Stock on the NASDAQ Small Cap except for any periods when the stock is listed on the NASDAQ Small Stock Market, the NASDAQ National Stock Market, the AMEX or the NYSE, (v) pay the expenses referred to below or the Due Diligence Fee within three (3) days after the Closing; (vi) deliver to Purchasers, or Purchasers’ broker, as directed, Common Stock that Purchasers have converted within three (3) business days of such conversions, or (v) pay dividends as set forth in the Certificate of Designation when due.

IN THE EVENT THAT THE COMPANY FAILS TO FILE THE REGISTRATION STATEMENT WITH THE SEC WITHIN 30 DAYS AFTER THE CLOSING DATE, AS A REMEDY FOR SUCH AN EVENT OF DEFAULT, COMPANY SHALL PAY TO PURCHASERS, IN CASH, ONE PERCENT (1%) OF THE PURCHASE PRICE FOR EACH DAY THAT THE REGISTRATION STATEMENT FILING IS DELAYED. PURCHASERS AND COMPANY ACKNOWLEDGES AND AGREES THAT THEY HAVE MUTUALLY DISCUSSED THE IMPRACTICALITY AND EXTREME DIFFICULTY OF FIXING THE ACTUAL DAMAGES PURCHASERS WOULD INCUR IN THE CASE OF SUCH AN EVENT OF DEFAULT, AND THAT AS A RESULT OF SUCH DISCUSSION THE PARTIES AGREE THAT ONE PERCENT (1%) OF THE PURCHASE PRICE FOR EACH DAY THAT THE REGISTRATION STATEMENT FILING IS DELAYED REPRESENTS A REASONABLE ESTIMATE OF THE ACTUAL DAMAGES WHICH PURCHASERS WOULD INCUR IN THE CASE OF SUCH AN EVENT OF DEFAULT. BY SIGNING IN THE SPACES WHICH FOLLOW, PURCHASERS AND COMPANY SPECIFICALLY AND EXPRESSLY AGREE TO ABIDE BY THE TERMS AND PROVISIONS OF THIS PARAGRAPH CONCERNING LIQUIDATED DAMAGES.

Purchasers:		Company:

Mercator Momentum Fund, LP a California limited partnership		Global ePoint, Inc., a Nevada corporation

By:	Mercator Advisory Group LLC
Its:	General Partner
	/s/ David Firestone	By:	/s/ Toresa Lou
	David Firestone		Toresa Lou,
	Managing Member		Chief Executive Officer

Mercator Momentum Fund III, LP a California limited partnership		Monarch Pointe Fund, Ltd., a BVI Company

By:	Mercator Advisory Group LLC
Its:	General Partner
	/s/ David Firestone		/s/ David Firestone
	David Firestone	By:	David Firestone
	Managing Member	Its:	President

9. Notices. All communications hereunder shall be in writing and shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or by facsimile (i) if to the Company, at the addresses set forth below, or (ii) if to a Purchaser or MAG, to the address set forth for such party on the signature page hereto.

If to the Company:

Global ePoint, Inc. 339 South Cheryl Lane City of Industry, CA 91789
Attention: Toresa Lou
Telephone (909) 869-1688 Fax (909) 598-2936

with a copy to:

Preston, Gates & Ellis LLP
1900 Main Street, Suite 600
Irvine, CA 92614-7319
Attn: Dan Donahue Tel: (949) 253-0900 Fax: (949) 253-0902

All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed certified mail, return receipt requested; (iii) one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; (iv) the date of transmission if sent via facsimile to the facsimile number as set forth in this Section or the signature page hereof prior to 4:00 p.m. on a business day, or (v) the business day following the date of transmission if sent via facsimile at a facsimile number set forth in this Section or on the signature page hereof after 4:00 p.m. or on a date that is not a business day. Change of a party’s address or facsimile number may be designated hereunder by giving notice to all of the other parties hereto in accordance with this Section.

10. Survival Clause. The respective representations, warranties, agreements and covenants of the Company and the Purchasers set forth in this Agreement shall survive until the first anniversary of the Closing.

11. Fees and Expenses. Except as expressly set forth herein to the contrary, each party shall pay the fees and expenses of its own advisers, counsel, accountants and other experts and all other expenses incurred by such party incident to the negotiation, preparation, execution delivery and performance of this Agreement and the transactions contemplated hereby.

12. Attorney’s Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Warrants or the Certificate of Designation, the prevailing party or parties shall be entitled to receive from the other party or parties reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which the prevailing party or parties may be entitled.

13. Successors. This Agreement shall inure to the benefit of and be binding upon Purchasers, MAG and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person. Neither the Company nor any Purchaser may assign this Agreement or any rights or obligation hereunder without the prior written consent of the other party.

14. No Waiver; Modifications in Writing. No failure or delay on the part of the Company, MAG or any Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company, MAG or any Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company, MAG or any Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Company, MAG and the Purchasers. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company, MAG or any Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

15. Entire Agreement. This Agreement, together with Transaction Documents, constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof and thereof.

16. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

17. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT ONLY IN STATE OR FEDERAL COURTS LOCATED IN THE CITY OF LOS ANGELES, CALIFORNIA AND HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR SUCH PURPOSE.

18. Counterparts. This Agreement may be executed in two or more counterparts and may be delivered by facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Purchasers and MAG.

Very truly yours,

Global ePoint, Inc.

By:	/s/ Toresa Lou
Name:	Toresa Lou
Title:	Chief Executive Officer

ACCEPTED AND AGREED:

Mercator Momentum Fund, LP		Mercator Momentum Fund III, LP

By:	Mercator Advisory Group LLC	By:	Mercator Advisory Group LLC
Its:	General Partner	Its:	General Partner

	/s/ David Firestone		/s/ David Firestone
	David Firestone Managing Member		David Firestone Managing Member

Shares of Series A Stock Purchased: 12,925 Purchase Price: $1,292,500 Warrants: 62,040		Shares of Series A Stock Purchased: 14,850 Purchase Price: $1,485,000 Warrants: 71,280

Mercator Advisory Group, LLC		Monarch Pointe Fund, Ltd.

By:	/s/ David Firestone	By:	/s/ David Firestone
	David Firestone Managing Member		David Firestone
		Its:	President
Warrants: 66,000		Shares of Series A Stock Purchased: 27,225 Purchase Price: $2,722,500 Warrants: 130,680

Addresses for Notice to Purchasers and MAG:

Mercator Advisory Group, LLC

555 South Flower Street, Suite 4500

Los Angeles, California 90071

Attention: David Firestone

Facsimile: (213) 533-8285

with copy to:

David C. Ulich, Esq.

Sheppard, Mullin, Richter & Hampton LLP

333 South Hope Street, 48th Floor

Los Angeles, California 90071

Facsimile: (213) 620-1398